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                                  EXHIBIT 10(O)

           List of Senior Executive Officers With Severance Agreements

Todd B. Barnum, Chief Executive Officer, President and Chairman of the Board. William C. Niegsch, Jr., Executive Vice President and Chief Financial Officer.